UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2004, Kulicke & Soffa Industries, Inc. (the “Company”) issued $65.0 million in aggregate principal amount of 1.0% Convertible Subordinated Notes due 2010 (the “Notes”) to certain qualified institutional investors pursuant to the terms of an Indenture dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

In accordance with their terms, the Notes matured on June 30, 2010.  As of such date, the Company redeemed the remaining outstanding Notes at par value. The aggregate principal amount of the Notes redeemed was $48,964,000.

There were 3,813,037 common shares underlying these redeemed Notes, which will no longer be included in the Company’s fully diluted share count.  Beginning in the fourth fiscal quarter, the Company expects this Note redemption will reduce its fully diluted shares for purposes of determining quarterly earnings per share by approximately 5%.  No common shares were issued in connection with the redemption of the Notes.

On July 1, 2010, the Company issued a press release in connection with the foregoing, a copy of which is furnished as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2010	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Michael J. Morris
	Name:	Michael J. Morris
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2010.